                                                                    EXHIBIT 1.2


                                Pricing Agreement



                                                               November 24, 2003

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

         Nortel Networks Inc., as the selling stockholder (the "SELLING STOCKHOLDER") of shares of Common Stock of Arris Group, Inc., a Delaware corporation (the "COMPANY"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement dated November 24, 2003 (the "UNDERWRITING AGREEMENT") attached hereto, to sell to the Underwriter named in
Schedule I hereto (the "UNDERWRITER") the Shares specified in Schedule II hereto (the "DESIGNATED SHARES" consisting of Firm Shares only). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of the Underwriter in Schedule I hereto.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement among the Underwriter, the Selling Stockholder and the Company.


                                        Very truly yours,

                                        Arris Group, Inc.


                                        By: /s/ Lawrence A. Margolis
                                           --------------------------------
                                           Name: Lawrence A. Margolis
                                           Title: Executive Vice-President and
                                                  Chief Financial Officer





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         This Pricing Agreement has been duly authorized, executed and delivered by Nortel Networks Inc. as of the date first written above.


                                        Nortel Networks Inc.


                                        By: /s/ Arno Nadolny
                                           --------------------------------
                                           Name: Arno Nadolny
                                           Title: Attorney-In-Fact

Accepted as of the date first written above.

CIBC World Markets Corp.


By: /s/ Andrew MacInnes
  -------------------------------------
  Name: Andrew MacInnes
  Title: Managing Director

                         SCHEDULE I TO PRICING AGREEMENT


                                                         NUMBER OF
                                                        FIRM SHARES
     UNDERWRITER                                      TO BE PURCHASED
     -----------                                      ---------------
     CIBC World Markets Corp.........................     9,000,000
                                                          9,000,000

                        SCHEDULE II TO PRICING AGREEMENT



TITLE OF DESIGNATED SHARES:

         Common Stock


NUMBER OF DESIGNATED SHARES:

         Number of Firm Shares:  9,000,000

         Maximum Number of Option Shares:  0


INITIAL OFFERING PRICE TO PUBLIC:

         $5.65 per Share


PURCHASE PRICE BY UNDERWRITERS:

         $5.45 per Share


FORM OF DESIGNATED SHARES:

         Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian


SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

         Federal (same-day) funds


BLACKOUT PROVISIONS:

         During the period beginning from the date hereof and continuing to and including the date 60 days after the date of this Agreement, the Selling Stockholder agrees not to offer, sell contract to sell or otherwise dispose of, except as provided in the Underwriting Agreement and hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities without the Underwriter's prior written consent.

         During the period beginning from the date hereof and continuing to and including the date 60 days after the date of this Agreement, the Company agrees not to offer, sell, contract to sell or otherwise dispose of, except as provided in the Underwriting Agreement and hereunder, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities (other than (x) pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement (y) any securities of the Company issued in connection with an acquisition of any business or corporation, partnership, association or other business organization or division thereof), without the prior written consent of the Underwriter.


TIME OF DELIVERY:

         9:00 a.m. (New York City time), November 28, 2003


CLOSING LOCATION:

         Cahill Gordon & Reindel LLP
         80 Pine Street
         New York, New York 10005


NAMES AND ADDRESS OF UNDERWRITER:

         CIBC World Markets Corp.
         425 Lexington Avenue
         New York, New York  10017


ADDRESS FOR NOTICES, ETC.:

         CIBC World Markets Corp.
         425 Lexington Avenue
         New York, New York  10017
         Attn: Equity Capital Markets

                  with a copy to:

         Cahill Gordon & Reindel LLP
         80 Pine Street
         New York, New York 10005
         Attn:  Roger Meltzer, Esq.